AGC Biologics

11 December 2024

Mr. Pierluigi Paracchi
Genenta Science S.r.l

Re: AMENDMENT to the Letter of Intent (this "**LOI Amendment**") between AGC Biologics S.p.A. ("**AGC**") and Genenta Science S.r.l. ("**Genenta**) concerning cell therapy GMP manufacturing

Dear Mr. Paracchi:

Genenta and AGC have entered into a Letter of Intent dated effective 04 November 2024 (the "**LOI**") and now wish to amend the LOI.

Genenta and AGC are currently negotiating a Second Amendment (the "**Amendment**") to Development and Master Services Agreement that the parties have entered into effective as of 06 March 2019 (the "**Agreement**"). The Amendment will amend the Agreement to include terms and conditions to reserve an Exclusive GMP Suite for Genenta with trained full-time equivalents.

Under the terms of the LOI, the Amendment must be fully executed by 15 December 2024 (the "**Negotiation End Date**"), unless extended by the parties. The parties now wish to extend the Negotiation End Date to 20 December 2024. Except as otherwise set forth in this LOI Amendment, the terms of the LOI remain in full force and effect.

Any and all information exchanged between Genenta and AGC during the term of the LOI, as amended by this LOI Amendment, shall be subject to the confidentiality and non-disclosure agreement between the parties in effect as of the execution date of this LOI Amendment.

This LOI Amendment may be signed electronically and executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. This LOI Amendment shall be effective upon full execution by email or original.

Sincerely,

DocuSigned by:
Luca Alberici
0312CB4269524EE...

Luca Alberici
Managing Director
AGC Biologics S.p.A.

AGREED AND ACCEPTED

Genenta Science S.r.l.

Firmato da:
By: PIERLUIGI PARACCHI
EDABBB17C210458...
Name: PIERLUIGI PARACCHI
Title CEO
Date: 12/12/2024